UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2007

Commission File Number	Registrant, State of Incorporation Address and Telephone Number	I.R.S. Employer Identification No.
333-42427	J. CREW GROUP, INC.	22-2894486

(Incorporated in Delaware)

770 Broadway

New York, New York 10003

Telephone: (212) 209-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV OR BY CLICKING ON THE FOLLOWING LINK http://www.sec.gov/Archives/edgar/data/1051251/000119312507004201/ds1.htm. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND TO YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE
1-866-471-2526 OR 1-866-803-9204.

Item 8.01 Other Events.

On January 10, 2007, J.Crew Group, Inc. (the “Company”) filed with the Securities and Exchange Commission a Registration Statement on Form S-1, including a Preliminary Prospectus, in which the Company stated:

•	Revenues increased by $46.4 million, or 19.0%, to $291.1 million in the two months ended December 30, 2006 from $244.7 million in the two months ended December 31, 2005.

•	Stores sales (Retail and Factory) increased by $29.7 million, or 17.3%, to $201.5 million in the two months ended December 30, 2006 from $171.8 million in the two months ended December 31, 2005. Comparable store sales increased 8.5% in the two months ended December 30, 2006. Comparable store sales rose 5.4% in the two months ended December 31, 2005.

•	Direct sales (Internet and Catalog) increased by $14.8 million, or 22.2%, to $81.2 million in the two months ended December 30, 2006 from $66.4 million in the two months ended December 31, 2005.

Results for the two months ended December 30, 2006 are not necessarily indicative of the results for the fourth quarter of fiscal 2006 or any other period.

The Company reaffirms the guidance announced on its November 21, 2006 conference call that adjusted diluted earnings per share for fiscal 2006 are expected to be in the range of $0.95 to $0.97.

The Company reaffirms the following long-term guidance announced on its November 21, 2006 conference call:

•	annual comparable store sales growth is expected to be in the mid single digit range,

•	annual Direct sales growth is expected to be in the high single digit range,

•	annual net square footage expansion is expected to be in the range of 7% to 9%, and

•	annual diluted earnings per share growth is expected to be in excess of 20%.

The Company also indicates that it is comfortable with the Institutional Brokers Estimate System (“IBES”) consensus estimate as of January 9, 2007 of adjusted diluted earnings per share for fiscal 2007 of $1.21. IBES is a system that gathers and compiles the various estimates of research analysts of future earnings for many U.S. publicly traded companies.

Certain statements herein are “forward-looking statements”. Such forward-looking statements reflect the Company’s current expectations or beliefs concerning future events and actual results of operations may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including competitive pressures in the apparel industry, changes in levels of consumer spending or preferences in apparel and acceptance by customers of the Company’s products, overall economic conditions, changes in key personnel, the Company’s ability to expand its store base and product offerings, governmental regulations and trade restrictions, acts of war or terrorism in the United States or worldwide, political or financial instability in the countries where the Company’s goods are manufactured, postal rate increases, paper and printing costs, availability of suitable store locations at appropriate terms, the level of the Company’s indebtedness and exposure to interest rate fluctuations, and other factors which are set forth in the Company’s Form 10-K and in all filings with the SEC made by the Company subsequent to the filing of the Form 10-K. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. CREW GROUP, INC.

By	/s/ James Scully
Name:	James Scully
Title:	Executive Vice President and Chief Financial Officer

Date: January 10, 2007

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